   As filed with the Securities and Exchange Commission on November 10, 1999
                          Registration No.  333-87443
                          ===========================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                            V.I. TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)


    Delaware                         2836                    11-328476
(State or Other               (Primary Standard          (I.R.S. Employer
Jurisdiction of                  Industrial           Identification Number)
Incorporation or             Classification Code
Organization)                      Number)

                                155 Duryea Road
                           Melville, New York 11747
                                (516) 752-7314

   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                                 John R. Barr
                     President and Chief Executive Officer
                            V.I. Technologies, Inc.
                                155 Duryea Road
                           Melville, New York 11747
                                (516) 752-7314
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                  copies to:

William T. Whelan, Esq.                                     Dr. Samuel K. Ackerman                     Lynnette C. Fallon, Esq.
R. Mark Chamberlin, Esq.                                    Pentose Pharmaceuticals, Inc.              Palmer & Dodge LLP
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.         45 Moulton Street                          One Beacon Street
One Financial Center                                        Cambridge, MA 02138                        Boston, MA 02108
Boston, MA 02111                                            (617) 864-4800                             (617) 573-0100
(617) 542-6000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of Pentose Pharmaceuticals, Inc. with and into the Registrant as described in the Agreement and Plan of Merger and Reorganization dated as of July 28, 1999, as amended.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

     The purpose of this amendment is to supplement the Joint Proxy Statement/Prospectus of V. I. Technologies, Inc. ("VITEX") and Pentose Pharmaceuticals, Inc. ("Pentose") dated October 8, 1999. The supplement contained herein describes an amendment (the "Amendment") to the Agreement and Plan of Merger and Reorganization between VITEX and Pentose described in the Joint Proxy Statement/Prospectus. The supplement also summarizes certain recent developments relating to Pentose.

      [PRELIMINARY DRAFT DATED NOVEMBER 10, 1999, SUBJECT TO COMPLETION]


     The information in this Joint Proxy Statement/Prospectus Supplement is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is
effective.   This Joint Proxy Statement/Prospectus Supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               Supplement No. 1
                           Dated November ____, 1999

                                      to
                                ______________

                            V.I. Technologies, Inc.
                                      and
                         Pentose Pharmaceuticals, Inc.
                       Joint Proxy Statement/Prospectus

                                ______________

     The following information supplements and should be read in conjunction with the Joint Proxy Statement/Prospectus dated October 8, 1999 of V. I. Technologies, Inc. ("VITEX") and Pentose Pharmaceuticals, Inc., previously furnished to stockholders of VITEX and Pentose. This supplement contains information regarding certain changes to the terms of the proposed merger of Pentose into VITEX and certain recent developments relating to Pentose. The purpose of this supplement is to provide you with this additional information. To the extent information in this supplement differs from or conflicts with information contained in the Joint Proxy Statement/Prospectus, this supplement supersedes and replaces the information in the Joint Proxy Statement/Prospectus.

     This supplement is being furnished to record holders of Pentose common stock and preferred stock as of October 15, 1999, in connection with the solicitation of proxies by the Board of Directors of Pentose for use at a special meeting of stockholders of Pentose to be held on November 12, 1999 and at any and all adjournments or postponements of that special meeting. The Pentose special meeting and the VITEX special meeting to be held on November 12, 1999 are being held to consider and vote upon proposals to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of July 28, 1999, as amended on November 8, 1999, between Pentose and VITEX under which Pentose will be merged with and into VITEX, with VITEX being the surviving corporation.

                                ______________

    PLEASE SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE I-12
      OF THE JOINT PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF RISKS
                          ASSOCIATED WITH THE MERGER.

                                ______________

  Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved the VITEX common stock to be issued in the merger or determined if this supplement to the Joint
    Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


     This supplement is dated November ____, 1999 and is expected to be first mailed to Pentose stockholders on November ___, 1999. This supplement should be read in conjunction with the Joint Proxy Statement/Prospectus dated October 8, 1999.

                                 INTRODUCTION


     This supplement is provided for the purpose of supplementing the Joint Proxy Statement/ Prospectus dated October 8, 1999 of V. I. Technologies, Inc. ("VITEX") and Pentose Pharmaceuticals, Inc. ("Pentose").

     This supplement is being furnished to holders of Pentose common stock and Pentose preferred stock in connection with the solicitation of proxies by the Board of Directors of Pentose for use at the special meeting of stockholders of Pentose, which is scheduled to be held on Friday, November 12, 1999, at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts, commencing at 10:00 a.m., local time.

     As more fully described in the Joint Proxy Statement/Prospectus, at the special meeting of stockholders you will be asked to vote on the Agreement and Plan of Merger and Reorganization dated as of July 28, 1999, as amended on November 8, 1999, among Pentose, VITEX and certain stockholders of Pentose, and the merger of Pentose into VITEX as contemplated by the merger agreement.


                                  BACKGROUND


     In the Joint Proxy Statement/Prospectus, we described the terms of the proposed merger as contemplated by the merger agreement as well as the effects of the proposed merger on Pentose stockholders. On November 8, 1999, the merger agreement was amended, and, as a result, the effect on Pentose stockholders will be different from that described in the Joint Proxy Statement/Prospectus if the merger is approved.

     In addition, certain events have occurred since the date of the Joint Proxy Statement/Prospectus with respect to the business and operations of Pentose of which you may want to be aware and which are described below.


                         AMENDMENT TO MERGER AGREEMENT


     Under the terms of the merger agreement as described in the Joint Proxy Statement/Prospectus, in consideration for the acquisition of Pentose, VITEX will issue, and Pentose stockholders will receive, 34% of the outstanding shares of VITEX common stock after giving effect to the merger. The aggregate consideration for the merger has not changed as a result of the merger agreement amendment; Pentose stockholders, in the aggregate, will still receive 34% of the outstanding shares of VITEX common stock after giving effect to the merger. However, following an amendment to the Certificate of Incorporation of Pentose, filed with the Secretary of State of Delaware on November 9, 1999 (the "Pentose Charter Amendment"), the holders of a majority of the Pentose preferred stock have elected to accept a re-allocation among the Pentose stockholders of the shares of VITEX common stock to be issued in the merger which is reflected in an amendment to the merger agreement. Under the original merger agreement, the Pentose common and preferred stockholders would have received the same fraction of a share of VITEX common stock for each share of Pentose common or preferred stock, irrespective of class. This is because the preferred stockholders of Pentose had agreed to waive their so-called liquidation preference, which is a provision of Pentose's charter which would have entitled them to receive approximately 76% of the aggregate number of VITEX shares to be delivered in the merger, assuming a $5.00 value per share of VITEX common stock. By waiving their liquidation preference, the preferred stockholders of Pentose were in fact agreeing to receive fewer VITEX shares in the merger than they would have been entitled to receive under the Pentose charter. As a result of several factors including, but not limited to, the current price of VITEX common stock on the Nasdaq Stock Market, the preferred stockholders of Pentose have reconsidered their position and have proposed the re-allocation of VITEX common stock which is reflected in the merger agreement amendment. The re-allocation provides that the Pentose preferred stockholders will receive a greater percentage of the VITEX shares to be issued in the merger (approximately 70% of the total) than provided for in the original merger agreement (approximately 64% of the total) but still not as many VITEX shares as they would have received had they exercised their right to receive the liquidation preference (approximately 76% of the total).

     Under the terms of the merger agreement amendment, holders of Pentose stock will receive a different fraction of VITEX common stock in respect of each class or series of Pentose stock held by them prior to the merger so that the Pentose common stockholders (as a whole), Pentose Series A Preferred stockholders (as a whole), and Pentose Series B stockholders (as a whole) will receive approximately 30%, 42%, and 28%, respectively, of the total number of shares of VITEX common stock issued in connection with the merger. Under the original merger agreement, the common stockholders of Pentose would have received 36% of the VITEX shares issued in the merger, the holders of Pentose Series A Preferred Stock would have received approximately 42% of the VITEX shares issued in the merger and the holders of Pentose Series B Preferred Stock would have received approximately 22% of the VITEX shares issued in the merger. While each share of common and preferred stock of Pentose previously was exchangeable into approximately 0.5984 of a share of VITEX common stock (estimated based on the number of outstanding shares of VITEX common stock and Pentose common and preferred stock on October 18, 1999), as a result of the merger agreement amendment, the following exchange ratios will be effective (based on the number of outstanding shares of VITEX common stock and Pentose common and preferred stock as of November 2, 1999): each holder of Pentose common stock will be entitled to receive for each share of Pentose common stock, approximately 0.4894 of a share of VITEX common stock; each holder of Pentose Series B Preferred Stock will be entitle to receive, for each share of Pentose Series A Preferred Stock, approximately 0.6022 of a share of VITEX common stock; and each holder of Pentose Series B Preferred Stock will be entitled to receive for each share of Pentose Series B Preferred Stock, approximately 0.7750 of a share of VITEX common stock.

   The reallocation of the VITEX shares among the Pentose stockholders is being effected as an amendment to the merger agreement, rather than as an agreement among only the Pentose stockholders, so as to preserve the tax benefits of the merger to the Pentose stockholders. You are encouraged to review the description of the tax consequences of the merger transaction included on pages I-26 through I-27 of the Joint Proxy Statement/Prospectus.

              EFFECT OF AMENDMENT TO MERGER AGREEMENT ON INTERESTS
                        OF CERTAIN PERSONS IN THE MERGER


     As discussed in the Joint Proxy Statement/Prospectus, you should be aware that certain members of the management and Board of Directors of Pentose, and certain members of the Board of Directors of VITEX, have interests in the merger that may be different from, or in addition to, the interests of the stockholders generally. Specifically, Ampersand Ventures (as defined in the Joint Proxy Statement/Prospectus), would have owned approximately 31.7% of the common stock of VITEX upon the closing of the merger as contemplated by the original merger agreement. Under the amendment to the merger agreement, Ampersand Ventures will own 32.9% of the common stock of VITEX upon the closing of the merger.

                        RECENT DEVELOPMENTS OF PENTOSE

     Since the date of the Joint Proxy Statement/Prospectus, the following event has occurred with respect to the business and operations of Pentose of which you may want to be aware:

HAEMONETICS AGREEMENT

     Pentose entered into a Development Agreement, dated as of October 26, 1999, with Haemonetics Corporation ("Haemonetics"), a company which develops and commercializes automated blood processing systems, including automated medical devices which use proprietary technology to wash red blood cells. Under the Development Agreement, Pentose and Haemonetics will collaborate to asses the feasibility and optimal means of utilizing Pentose's proprietary biological materials together with Haemonetics' automated blood processing systems to inactivate pathogens in red blood cells and then to remove or neutralize the inactivation agent. The Development Agreement covers the implementation of Phase I clinical trials and the planning stages for Phase II/III clinical trials.
Each party will bear its own costs in performing its obligations under the agreement. The agreement may be terminated in certain circumstances, including a decision by Haemonetics following completion of the Phase I trial not to participate in the Phase II/III trials and a breach of the agreement by either party.

                               VOTING PROCEDURES

     Enclosed for your convenience is a new proxy. Whether you have already voted or not, please complete, sign, date and promptly return the enclosed proxy in the enclosed envelope. Since new proxies are being solicited, any proxy that you previously granted will be, without further action, deemed revoked. After you submit a new proxy, you may revoke it by delivering a subsequently executed new proxy or by delivering written notice of revocation to the Secretary of Pentose prior to the time voting is declared closed or by attending the special meeting of stockholders and voting in person.

     PLEASE ALSO RETURN A COPY OF THE ENCLOSED PROXY IMMEDIATELY TO LYNNETTE C. FALLON, ESQ. OF PALMER & DODGE LLP BY FAX (FAX NUMBER 617-227-4420).

     If you have questions or require an additional copy of the Joint Proxy Statement/Prospectus, please contact us at 45 Moulton Street, Cambridge, Massachusetts 02138, Attention: Samuel K. Ackerman, M.D. at 617-864-4800.



                                         By order of the Board of Directors,



                                         Lynnette C. Fallon
                                         Secretary

                                         November     , 1999

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful.
The Delaware General Corporation Law provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate), and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Restated Certificate of Incorporation ("Certificate of Incorporation") of V.I. Technologies ("VITEX") and the Amended and Restated By-laws ("By-laws") of VITEX provide, among other things, that, to the fullest extent authorized by the Delaware General Corporation Law, VITEX shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, is or was, or has agreed to become, a director or officer of VITEX, or is or was serving, or has agreed to serve, at the request of VITEX, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any such action, suit or proceeding and any appeal therefrom

     Article Tenth of the Certificate of Incorporation further provides that indemnification may include payment by VITEX of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification. VITEX shall not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of VITEX.

     Section 2 of the by-laws provide that VITEX shall have the power to purchase and maintain insurance to insure the officers and directors of VITEX against any liabilities incurred by them in the discharge of their functions as such officers and directors. VITEX has purchased insurance which purports to insure the officers and directors of VITEX against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

     The Delaware General Corporation Law permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Certificate of Incorporation contains provisions limiting the liability of its directors, to the fullest extent currently permitted by the Delaware General Corporation Law for monetary damages for breach of their fiduciary duty as directors.

     While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     VITEX has entered into indemnity agreements (the "Indemnity Agreements") with certain directors of VITEX. The Indemnity Agreements provide that VITEX will pay any attorneys' fees and all other costs, expenses and obligations which the indemnitee pays or incurs because of claims made against him or her by reason of the fact that he or she is or was a director or officer of VITEX. The payments to be made under the Indemnity Agreements include, but are not limited to, expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties of amounts paid in settlement) of such claims, except VITEX is not obligated to make any payment under the Indemnity Agreements which VITEX is prohibited by law from paying as indemnity, or where (a) indemnification is provided to an indemnitee under an insurance policy, except for amounts in excess of insurance coverage, and (b) the claim is one for which an indemnitee is otherwise indemnified by VITEX. If so requested by the indemnitee, VITEX shall advance all expenses to the indemnitee.

     Under Section 5.08 of the Merger Agreement, for one year after the effective time of the merger, VITEX is required to indemnify former directors and officers of Pentose Pharmaceuticals, Inc. ("Pentose") against costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of any act or omissions in such capacity [as officer or director] prior to the closing. Such indemnification shall be to the extent provided under Pentose's certificate of incorporation and by-laws in effect immediately prior to the effective time of the merger. If a claim for indemnification asserted within the one year period, all rights to indemnification in respect of such claim will continue until the disposition of all such claims.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     (a)  List of Exhibits

Exhibit
Number         Description
------         -----------
       2       Agreement and Plan of Merger dated as of July 28, 1999 among the Company, Pentose and certain stockholders of Pentose.  Previously filed.
       2.1     Amendment dated as of November 8, 1999 to Agreement and Plan of Merger dated as of July 28, 1999 among VITEX, Pentose and certain stockholders of Pentose.  Filed herewith.
       3.1     Restated Certificate of Incorporation of the Company.  Filed as Exhibit 3.8 to the Registrant's
               Registration Statement on Form S-1,  as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
       3.2     Amended and Restated By-laws of the Company.  Filed as Exhibit 3.10  to the Registrant's
               Registration Statement on Form S-1, as amended  (Registration Statement No. 333-46933) and incorporated herein by reference.
       4.1     Specimen of Common Stock Certificate.  Filed as Exhibit 4.1 to the Registrant's  Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
       4.2     Stock Warrant between the Company and Bear, Stearns & Co. Inc., dated April 29, 1997.  Filed as
               Exhibit 4.2 to the Registrant's Registration Statement on Form S-1,  as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.
       4.3     Warrant to Purchase Common Stock between the Company and the Trustees  of Columbia University in
               the City of New York, dated June 21, 1996.  Filed as Exhibit 4.3 to the Registrant's Registration
               Statement on Form S-1,  as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
       5       Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the securities being registered.  Previously filed.
       8.1     Form of opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain federal income tax consequences relating to the merger.  Previously filed.
       8.2     Form of opinion of Palmer & Dodge LLP regarding certain federal income tax consequences relating to the merger.  Previously filed.
      10.1*    1998 Equity Incentive Plan. Filed with the Registrant's Definitive Proxy Statement in Schedule
               14A filed on April 16, 1999 and incorporated herein by reference.
      10.2*    1998 Director Stock Option Plan. Filed with the Registrant's Definitive Proxy Statement in
               Schedule 14A filed on April 16, 1999 and incorporated herein by reference.
      10.3*    1998 Employee Stock Purchase Plan.  Filed as Exhibit 10.3 to the Registrant's Registration
               Statement on Form S-1, as amended  (Registration Statement No. 333-46933) and incorporated herein by reference.

Exhibit
Number         Description
------         -----------
      10.4+    Non-Exclusive License Agreement (#1) for Solvent Detergent  Treated Blood Derived Therapeutic
               Products between the Company and the New York Blood Center, Inc., dated September 21, 1995.
               Filed as Exhibit 10.4 to the Registrant's Registration Statement on  Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.5+    Non-Exclusive License Agreement (#2) for UV Treated Blood  Derived Therapeutic Products between the Company and the New York Blood Center, Inc., dated September 21, 1995.  Filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-1, as amended  (Registration Statement No.
               333-46933) and incorporated herein by reference.
      10.6+    Exclusive License Agreement (#3) for Virally Inactivated Transfusion Plasma Products between the
               Company and the New York Blood Center, Inc., dated September 21, 1995, as amended on December 31,
               1996 and   July 1, 1997.  Filed as Exhibit 10.6 to the Registrant's Registration  Statement on
               Form S-1, as amended (Registration Statement No. 333-46933)  and incorporated herein by reference.
      10.7+    Exclusive License Agreement (#4) for Virally Inactivated Fibrin Sealant/Thrombin Products between the Company and the New York  Blood Center, Inc., dated September 21, 1995, as amended on
               September 27, 1996 and January 1, 1998.  Filed as Exhibit 10.7 to  the Registrant's Registration
               Statement on Form S-1, as amended  (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.8+    Exclusive License Agreement (#5) for Virally Inactivated Cellular Products between the Company and the New York Blood Center, Inc.,  dated September 21, 1995, as amended on February 16, 1998.
               Filed as Exhibit 10.8 to the Registrant's Registration Statement on  Form S-1, as amended
               (Registration Statement No. 333-46933) and  incorporated herein by reference.
      10.9     Omnibus Agreement between the Company and the New York Blood Center, Inc., dated October 26,
               1995. Filed as Exhibit 10.9  to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.10+   Exclusive Distribution Agreement between the Company and United States Surgical Corporation, dated September 11, 1996, as amended on October 3, 1996.  Filed as Exhibit 10.10 to the
               Registrant's Registration  Statement on Form S-1, as amended (Registration Statement No.
               333-46933)  and incorporated herein by reference.
      10.11+   First Amended and Restated Agreement for Custom Processing between the Company and Bayer
               Corporation, dated January 24, 1996.  Filed as  Exhibit 10.11 to the Registrant's Registration
               Statement on Form S-1,  as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.12+   Modification Agreement between the Company and Bayer Corporation, dated December 22, 1997. Filed as Exhibit 10.12 to the Registrant's  Registration Statement on Form S-1, as amended
               (Registration Statement  No. 333-46933) and incorporated herein by reference.
      10.13++  Amended and Restated Supply, Manufacturing, and Distribution Collaboration Agreement between the
               Company and the American National Red Cross, dated October 1, 1998.  Filed as Exhibit 10.13 to the Registrant's Registration on Form 10-K for the year ended January 2, 1999 and incorporated herein by reference.
      10.14+   Joint Development, Marketing and Distribution Agreement  between the Company and Pall
               Corporation, dated February 19, 1998.  Filed as Exhibit 10.15 to the Registrant's Registration
               Statement on  Form S-1, as amended (Registration Statement No. 333-46933) and  incorporated herein by reference.
      10.15+   Stock Purchase Agreement between Pall Corporation  and the Company, dated February 19, 1998.
               Filed as Exhibit 10.16  to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.16    Registration Rights Agreement between the Company and the Investors named therein, dated February
               19, 1998.  Filed as  Exhibit 10.17 to the Registrant's Registration Statement on  Form S-1, as
               amended (Registration Statement No. 333-46933) and incorporated herein by reference.

Exhibit
Number         Description
------         -----------
      10.17    Facility Lease Agreement between the Company and Suffolk County Industrial Development Agency,
               dated February 15, 1995.  Filed as Exhibit 10.18 to the Registrant's Registration Statement on
               Form S-1, as amended (Registration Statement No. 333-46933) and  incorporated herein by reference.
      10.18    Lease Agreement between the Company and Bayer Corporation, dated February 7, 1995.  Filed as
               Exhibit 10.19 to the Registrant's  Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.
      10.19    Sublease Agreement between the Company and Bayer Corporation, dated February 7, 1995.  Filed as
               Exhibit 10.20 to the Registrant's  Registration Statement on Form S-1, as amended (Registration
               Statement  No. 333-46933) and incorporated herein by reference.
      10.20    Security Agreement between the Company and Bayer Corporation, dated December 22, 1997.  Filed as
               Exhibit 10.21 to the Registrant's  Registration Statement on Form S-1, as amended (Registration
               Statement  No. 333-46933) and incorporated herein by reference.
      10.21    Lease between the Company and the Trustees of Columbia  University in the City of New York, dated
               June 21, 1996.  Filed  as Exhibit 10.22 to the Registrant's Registration Statement on Form S-1,
               as amended (Registration Statement No. 333-46933) and  incorporated herein by reference.
      10.22+   Settlement Agreement between the Company and Bayer  Corporation, dated July 1, 1997.  Filed as
               Exhibit 10.23 to  the Registrant's Registration Statement on Form S-1, as  amended (Registration
               Statement No. 333-46933) and incorporated  herein by reference.
      10.23*   Employment Agreement between the Company and Bernard Horowitz,  dated January 15, 1998. Filed as
               Exhibit 10.26 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933)  and incorporated herein by reference.
      10.24*   Letter Agreement between the Company and John R. Barr, dated  November 10, 1997.  Filed as
               Exhibit 10.27 to the Registrant's  Registration Statement on Form S-1, as amended (Registration
               Statement  No. 333-46933) and incorporated herein by reference.
      10.25*   Memorandum from Rick Charpie to the Company's Vice Presidents, dated  October 28, 1997.  Filed as
               Exhibit 10.28 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933)  and incorporated herein by reference.
      10.26    Credit Agreement between the Company and The Chase Manhattan Bank,  dated December 22, 1997.
               Filed as Exhibit 10.29 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement  No. 333-46933) and incorporated herein by reference.
      10.27    Intercreditor Agreement among the Company, Bayer Corporation  and The Chase Manhattan Bank, dated
               December  22, 1997.  Filed as Exhibit 10.30 to the Registrant's Registration Statement on  Form
               S-1, as amended (Registration Statement No. 333-46933)  and incorporated herein by reference.
      10.28    Mortgage and Security Agreement among the Company, Suffolk  County Industrial Development Agency
               and The Chase Manhattan  Bank, dated December 22, 1997.  Filed as Exhibit 10.31 to the
               Registrant's Registration Statement on Form S-1, as amended  (Registration Statement No.
               333-46933) and incorporated herein by reference.
      10.29    Guaranty and Collateral Agreement between the Company and  The Chase Manhattan Bank, dated
               December 22, 1997.  Filed  as Exhibit 10.32 to the Registrant's Registration Statement on  Form
               S-1, as amended (Registration Statement No. 333-46933)  and incorporated herein by reference.
      10.30    Mortgage, Security Agreement and Fixture Filing among the Company, Suffolk County Industrial
               Development Agency and Bayer Corporation, dated February 15, 1995, as amended December 22, 1997.
               Filed as Exhibit 10.33 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration  Statement No. 333-46933) and incorporated herein by reference.
      10.31    Form of Indemnification Agreement.  Filed as Exhibit  10.34 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and  incorporated herein by reference.

Exhibit
Number         Description
------         -----------
      10.32    First and Second Amendments, each dated March 31, 1998, to the Omnibus Agreement (which was previously filed as  Exhibit 10.9).  Filed as Exhibit 10.35 to the Registrant's  Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.33    Amendment No. 1 to the Joint Development Marketing and Distribution Agreement between Pall
               Corporation and the Company dated July 19, 1999.  Filed as Exhibit 4.4 to the Registrant's Report
               on Form 10-Q for the quarter ended July 3, 1999 and incorporated herein by reference.
      10.34    Option, Development, Manufacture and License Agreement between Pentose Pharmaceuticals and the
               Company dated October 2, 1998.  Previously filed.
      10.35*   6/24/98 Letter Agreement between the Company and Joanne Leonard, dated June 24, 1998.  Previously filed.
      10.36*   Letter Agreement between the Company and Thomas T. Higgins dated June 15, 1999.  Previously filed.
      10.37*   Separation Agreement and General Release by and between the Company and Bernard Horowitz, Ph.D.
               dated September 13, 1999.  Previously filed.
      23.1     Consent of KPMG LLP.  Filed herewith.
      23.2     Consent of Arthur Andersen LLP.  Filed herewith.
      23.3     Consent of PricewaterhouseCoopers LLP.  Filed herewith.
      23.4     Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as
               Exhibits 5 and 8.1 to this Registration Statement).
      23.5     Consent of Palmer & Dodge LLP (included in the opinion filed as Exhibit 8.2 to this Registration
               Statement).
      24       Power of Attorney (contained in signature page previously filed).
      99.1     Form of VITEX Proxy Card.  Previously filed.
      99.2     Form of Pentose Proxy.  Filed herewith.
      99.3     Consent of Dr. Samuel K. Ackerman to be named as a nominee for director of VITEX Corporation.
               Previously filed.
      99.4     Consent of Warburg Dillon Read LLC.  Previously filed.

__________
      *        Management contracts and compensatory plans or arrangements.
      + Certain confidential material contained in the document has been omitted and filed separately with SEC pursuant to Rule 406 of the Securities Act.
      ++ Certain confidential material contained in the document has been omitted and filed separately with the SEC pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 22.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (4) To supply by means of a post-effective amendment all information concerning a transaction, and VITEX being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on November 10, 1999.

                                    V.I. TECHNOLOGIES, INC.
                                    (Registrant)


                                    By:  /s/ John R. Barr
                                        -------------------------------------
                                        John R. Barr
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                        Title                         Date
       ---------                        -----                         ----

            *            Chairman of the Board of Directors    November 10, 1999
-----------------------
David Tendler


 /s/ John R. Barr        President, Chief Executive Officer    November 10, 1999
-----------------------    (Principal Executive Officer)
John R. Barr  Director


            *            Executive Vice President, Operations, November 10, 1999
-----------------------  Treasurer and Chief Financial Officer
Thomas T. Higgins        (Principal Financial Officer and
                         Principal Accounting Officer)


            *            Director                              November 10, 1999
-----------------------
Richard A. Charpie


            *            Director                              November 10, 1999
-----------------------
Jeremy Hayward-Surry


            *            Director                              November 10, 1999
-----------------------
Bernard Horowitz, Ph.D


            *            Director                              November 10, 1999
-----------------------
Irwin Lerner


            *            Director                              November 10, 1999
-----------------------
Peter D. Parker


            *            Director                              November 10, 1999
-----------------------
Damion E. Wicker, M.D.


*By:  /s/ John R. Barr
     ------------------
     John R. Barr
     Attorney-in-Fact

                                 EXHIBIT INDEX

   (a)  List of Exhibits

Exhibit
Number         Description
------         -----------
       2       Agreement and Plan of Merger dated as of July 28, 1999 among the Company, Pentose and certain stockholders of Pentose.  Previously filed.
       2.1     Amendment dated as of November 8, 1999 to Agreement and Plan of Merger dated as of July 28, 1999 among VITEX, Pentose and certain stockholders of Pentose.  Filed herewith.
       3.1     Restated Certificate of Incorporation of the Company.  Filed as Exhibit 3.8 to the Registrant's
               Registration Statement on Form S-1,  as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
       3.2     Amended and Restated By-laws of the Company.  Filed as Exhibit 3.10  to the Registrant's
               Registration Statement on Form S-1, as amended  (Registration Statement No. 333-46933) and incorporated herein by reference.
       4.1     Specimen of Common Stock Certificate.  Filed as Exhibit 4.1 to the Registrant's  Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
       4.2     Stock Warrant between the Company and Bear, Stearns & Co. Inc., dated April 29, 1997.  Filed as
               Exhibit 4.2 to the Registrant's Registration Statement on Form S-1,  as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.
       4.3     Warrant to Purchase Common Stock between the Company and the Trustees  of Columbia University in
               the City of New York, dated June 21, 1996.  Filed as Exhibit 4.3 to the Registrant's Registration
               Statement on Form S-1,  as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
       5       Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the securities being registered.  Previously filed.
       8.1     Form of opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain federal income tax consequences relating to the merger.  Previously filed.
       8.2     Form of opinion of Palmer & Dodge LLP regarding certain federal income tax consequences relating to the merger.  Previously filed.
      10.1*    1998 Equity Incentive Plan. Filed with the Registrant's Definitive Proxy Statement in Schedule
               14A filed on April 16, 1999 and incorporated herein by reference.
      10.2*    1998 Director Stock Option Plan. Filed with the Registrant's Definitive Proxy Statement in
               Schedule 14A filed on April 16, 1999 and incorporated herein by reference.
      10.3*    1998 Employee Stock Purchase Plan.  Filed as Exhibit 10.3 to the Registrant's Registration
               Statement on Form S-1, as amended  (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.4+    Non-Exclusive License Agreement (#1) for Solvent Detergent  Treated Blood Derived Therapeutic
               Products between the Company and the New York Blood Center, Inc., dated September 21, 1995.
               Filed as Exhibit 10.4 to the Registrant's Registration Statement on  Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.5+    Non-Exclusive License Agreement (#2) for UV Treated Blood  Derived Therapeutic Products between the Company and the New York Blood Center, Inc., dated September 21, 1995.  Filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-1, as amended  (Registration Statement No.
               333-46933) and incorporated herein by reference.

Exhibit
Number         Description
------         -----------
      10.6+    Exclusive License Agreement (#3) for Virally Inactivated Transfusion Plasma Products between the
               Company and the New York Blood Center, Inc., dated September 21, 1995, as amended on December 31,
               1996 and   July 1, 1997.  Filed as Exhibit 10.6 to the Registrant's Registration  Statement on
               Form S-1, as amended (Registration Statement No. 333-46933)  and incorporated herein by reference.
      10.7+    Exclusive License Agreement (#4) for Virally Inactivated Fibrin Sealant/Thrombin Products between the Company and the New York  Blood Center, Inc., dated September 21, 1995, as amended on
               September 27, 1996 and January 1, 1998.  Filed as Exhibit 10.7 to  the Registrant's Registration
               Statement on Form S-1, as amended  (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.8+    Exclusive License Agreement (#5) for Virally Inactivated Cellular Products between the Company and the New York Blood Center, Inc.,  dated September 21, 1995, as amended on February 16, 1998.
               Filed as Exhibit 10.8 to the Registrant's Registration Statement on  Form S-1, as amended
               (Registration Statement No. 333-46933) and  incorporated herein by reference.
      10.9     Omnibus Agreement between the Company and the New York Blood Center, Inc., dated October 26,
               1995. Filed as Exhibit 10.9  to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.10+   Exclusive Distribution Agreement between the Company and United States Surgical Corporation, dated September 11, 1996, as amended on October 3, 1996.  Filed as Exhibit 10.10 to the
               Registrant's Registration  Statement on Form S-1, as amended (Registration Statement No.
               333-46933)  and incorporated herein by reference.
      10.11+   First Amended and Restated Agreement for Custom Processing between the Company and Bayer
               Corporation, dated January 24, 1996.  Filed as  Exhibit 10.11 to the Registrant's Registration
               Statement on Form S-1,  as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.12+   Modification Agreement between the Company and Bayer Corporation, dated December 22, 1997. Filed as Exhibit 10.12 to the Registrant's  Registration Statement on Form S-1, as amended
               (Registration Statement  No. 333-46933) and incorporated herein by reference.
      10.13++  Amended and Restated Supply, Manufacturing, and Distribution Collaboration Agreement between the
               Company and the American National Red Cross, dated October 1, 1998.  Filed as Exhibit 10.13 to the Registrant's Registration on Form 10-K for the year ended January 2, 1999 and incorporated herein by reference.
      10.14+   Joint Development, Marketing and Distribution Agreement  between the Company and Pall
               Corporation, dated February 19, 1998.  Filed as Exhibit 10.15 to the Registrant's Registration
               Statement on  Form S-1, as amended (Registration Statement No. 333-46933) and  incorporated herein by reference.
      10.15+   Stock Purchase Agreement between Pall Corporation  and the Company, dated February 19, 1998.
               Filed as Exhibit 10.16  to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.16    Registration Rights Agreement between the Company and the Investors named therein, dated February
               19, 1998.  Filed as  Exhibit 10.17 to the Registrant's Registration Statement on  Form S-1, as
               amended (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.17    Facility Lease Agreement between the Company and Suffolk County Industrial Development Agency,
               dated February 15, 1995.  Filed as Exhibit 10.18 to the Registrant's Registration Statement on
               Form S-1, as amended (Registration Statement No. 333-46933) and  incorporated herein by reference.
      10.18    Lease Agreement between the Company and Bayer Corporation, dated February 7, 1995.  Filed as
               Exhibit 10.19 to the Registrant's  Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

Exhibit
Number         Description
------         -----------
      10.19    Sublease Agreement between the Company and Bayer Corporation, dated February 7, 1995.  Filed as
               Exhibit 10.20 to the Registrant's  Registration Statement on Form S-1, as amended (Registration
               Statement  No. 333-46933) and incorporated herein by reference.
      10.20    Security Agreement between the Company and Bayer Corporation, dated December 22, 1997.  Filed as
               Exhibit 10.21 to the Registrant's  Registration Statement on Form S-1, as amended (Registration
               Statement  No. 333-46933) and incorporated herein by reference.
      10.21    Lease between the Company and the Trustees of Columbia  University in the City of New York, dated
               June 21, 1996.  Filed  as Exhibit 10.22 to the Registrant's Registration Statement on Form S-1,
               as amended (Registration Statement No. 333-46933) and  incorporated herein by reference.
      10.22+   Settlement Agreement between the Company and Bayer  Corporation, dated July 1, 1997.  Filed as
               Exhibit 10.23 to  the Registrant's Registration Statement on Form S-1, as  amended (Registration
               Statement No. 333-46933) and incorporated  herein by reference.
      10.23*   Employment Agreement between the Company and Bernard Horowitz,  dated January 15, 1998. Filed as
               Exhibit 10.26 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933)  and incorporated herein by reference.
      10.24*   Letter Agreement between the Company and John R. Barr, dated  November 10, 1997.  Filed as
               Exhibit 10.27 to the Registrant's  Registration Statement on Form S-1, as amended (Registration
               Statement  No. 333-46933) and incorporated herein by reference.
      10.25*   Memorandum from Rick Charpie to the Company's Vice Presidents, dated  October 28, 1997.  Filed as
               Exhibit 10.28 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933)  and incorporated herein by reference.
      10.26    Credit Agreement between the Company and The Chase Manhattan Bank,  dated December 22, 1997.
               Filed as Exhibit 10.29 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement  No. 333-46933) and incorporated herein by reference.
      10.27    Intercreditor Agreement among the Company, Bayer Corporation  and The Chase Manhattan Bank, dated
               December  22, 1997.  Filed as Exhibit 10.30 to the Registrant's Registration Statement on  Form
               S-1, as amended (Registration Statement No. 333-46933)  and incorporated herein by reference.
      10.28    Mortgage and Security Agreement among the Company, Suffolk  County Industrial Development Agency
               and The Chase Manhattan  Bank, dated December 22, 1997.  Filed as Exhibit 10.31 to the
               Registrant's Registration Statement on Form S-1, as amended  (Registration Statement No.
               333-46933) and incorporated herein by reference.
      10.29    Guaranty and Collateral Agreement between the Company and  The Chase Manhattan Bank, dated
               December 22, 1997.  Filed  as Exhibit 10.32 to the Registrant's Registration Statement on  Form
               S-1, as amended (Registration Statement No. 333-46933)  and incorporated herein by reference.
      10.30    Mortgage, Security Agreement and Fixture Filing among the Company, Suffolk County Industrial
               Development Agency and Bayer Corporation, dated February 15, 1995, as amended December 22, 1997.
               Filed as Exhibit 10.33 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration  Statement No. 333-46933) and incorporated herein by reference.
      10.31    Form of Indemnification Agreement.  Filed as Exhibit  10.34 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and  incorporated herein by reference.
      10.32    First and Second Amendments, each dated March 31, 1998, to the Omnibus Agreement (which was previously filed as  Exhibit 10.9).  Filed as Exhibit 10.35 to the Registrant's  Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
      10.33    Amendment No. 1 to the Joint Development Marketing and Distribution Agreement between Pall
               Corporation and the Company dated July 19, 1999.  Filed as Exhibit 4.4 to the Registrant's Report
               on Form 10-Q for the quarter ended July 3, 1999 and incorporated herein by reference.

Exhibit
Number         Description
------         -----------
      10.34    Option, Development, Manufacture and License Agreement between Pentose Pharmaceuticals and the
               Company dated October 2, 1998.  Previously filed.
      10.35*   6/24/98 Letter Agreement between the Company and Joanne Leonard, dated June 24, 1998.  Previously filed.
      10.36*   Letter Agreement between the Company and Thomas T. Higgins dated June 15, 1999.  Previously filed.
      10.37*   Separation Agreement and General Release by and between the Company and Bernard Horowitz, Ph.D.
               dated September 13, 1999.  Previously filed.
      23.1     Consent of KPMG LLP.  Filed herewith.
      23.2     Consent of Arthur Andersen LLP.  Filed herewith.
      23.3     Consent of PricewaterhouseCoopers LLP.  Filed herewith.
      23.4     Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as
               Exhibits 5 and 8.1 to this Registration Statement).
      23.5     Consent of Palmer & Dodge LLP (included in the opinion filed as Exhibit 8.2 to this Registration
               Statement).
      24       Power of Attorney (contained in signature page previously filed).
      99.1     Form of VITEX Proxy Card.  Previously filed.
      99.2     Form of Pentose Proxy.  Filed herewith.
      99.3     Consent of Dr. Samuel K. Ackerman to be named as a nominee for director of VITEX Corporation.
               Previously filed.
      99.4     Consent of Warburg Dillon Read LLC.  Previously filed.

__________
      *        Management contracts and compensatory plans or arrangements.
      + Certain confidential material contained in the document has been omitted and filed separately with SEC pursuant to Rule 406 of the Securities Act.
      ++ Certain confidential material contained in the document has been omitted and filed separately with the SEC pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.